MDU RESOURCES GROUP, INC.
List of Subsidiaries
(effective December 31, 2007)

Subsidiaries	Jurisdiction of Formation
Alaska Basic Industries, Inc.	Alaska
Ames Sand & Gravel, Inc.	North Dakota
Anchorage Sand and Gravel Company, Inc.	Alaska
Baldwin Contracting Company, Inc.	California
BEH Electric Holdings, LLC	Nevada
Bell Electrical Contractors, Inc.	Missouri
Bitter Creek Pipelines, LLC	Colorado
BMH Mechanical Holdings, LLC	Nevada
Bombard Electric, LLC	Nevada
Bombard Mechanical, LLC	Nevada
Capital Electric Construction Company, Inc.	Kansas
Capital Electric Line Builders, Inc.	Kansas
Cascade Land Leasing Co.	Washington
Cascade Natural Gas Corporation	Washington
Centennial Energy Holdings Trinidad LLC	Delaware
Centennial Energy Holdings, Inc.	Delaware
Centennial Energy Resources International, Inc.	Delaware
Centennial Energy Resources LLC	Delaware
Centennial Holdings Capital LLC	Delaware
Central Oregon Redi-Mix, L.L.C.	Oregon
CGC Energy, Inc.	Washington
CGC Properties, Inc.	Washington
CGC Resources, Inc.	Washington
ClearFlame, LLC	Colorado
Concrete, Inc.	California
Connolly-Pacific Co.	California
Continental Line Builders, Inc.	Delaware
Coordinating and Planning Services, Inc.	Delaware
Desert Fire Holdings, Inc.	Nevada
Desert Fire Protection, a Nevada Limited Partnership	Nevada
Desert Fire Protection, Inc.	Nevada
Desert Fire Protection, LLC	Nevada
DSS Company	California
E.S.I., Inc.	Ohio
Fidelity Exploration & Production Company	Delaware
Fidelity Exploration & Production Company of Texas LLC	Delaware
Fidelity Oil Co.	Delaware
Frebco, Inc.	Ohio
FutureSource Capital Corp.	Delaware
Granite City Ready Mix, Inc.	Minnesota
Hamlin Electric Company	Colorado
Hap Taylor & Sons, Inc.	Oregon
Harp Engineering, Inc.	Montana
Hawaiian Cement, a partnership	Hawaii
ILB Hawaii, Inc.	Hawaii
Independent Fire Fabricators, LLC	Nevada
Innovatum International Limited	Scotland
International Line Builders, Inc.	Delaware
InterSource Insurance Company	Vermont
Jebro Incorporated	Iowa
JTL Group, Inc., a Montana Corporation	Montana
JTL Group, Inc., a Wyoming Corporation	Wyoming
Kent's Oil Service	California
Knife River Corporation	Delaware
Knife River Corporation – North Central	Minnesota
Knife River Corporation – South	Texas
Knife River Dakota, Inc.	Delaware
Knife River Hawaii, Inc.	Delaware
Knife River Marine, Inc.	Delaware
Knife River Midwest, LLC	Delaware
KRC Aggregate, Inc.	Delaware
KRC Holdings, Inc.	Delaware
LME&U Holdings, LLC	Nevada
Lone Mountain Excavation & Utilities, LLC	Nevada
Loy Clark Pipeline Co.	Oregon
LTM, Incorporated	Oregon
MDU Brasil Ltda.	Brazil
MDU Chile Inversiones Ltda.	Chile
MDU Construction Services Group, Inc.	Delaware
MDU Energy Capital, LLC	Delaware
MDU Industrial Services, Inc.	Delaware
MDU Norte Transmissão de Energia Ltda.	Brazil
MDU Resources International LLC	Delaware
MDU Resources Luxembourg I LLC S.a.r.l.	Luxembourg
MDU Resources Luxembourg II LLC S.a.r.l.	Luxembourg
MDU Sul Transmissão de Energia Ltda.	Brazil
Midland Technical Crafts, Inc.	Delaware
Morse Bros., Inc.	Oregon
Netricity LLC	Alaska
Northstar Materials, Inc.	Minnesota
Oregon Electric Construction, Inc.	Oregon
Pouk & Steinle, Inc.	California
Prairie Cascade Energy Holdings, LLC	Delaware
Prairielands Energy Marketing, Inc.	Delaware
Rocky Mountain Contractors, Inc.	Montana
Rogue Aggregates, Inc.	Oregon
Seven Brothers Ranches, Inc.	Wyoming
USI Industrial Services, Inc.	Delaware
Wagner Group, Inc., The	Delaware
Wagner Industrial Electric, Inc.	Delaware
Wagner-Smith Company, The	Ohio
Wagner-Smith Equipment Co.	Delaware
Wagner-Smith Pumps & Systems, Inc.	Ohio
WBI Canadian Pipeline, Ltd.	Alberta, Canada
WBI Energy Services, Inc.	Delaware
WBI Holdings, Inc.	Delaware
WBI Pipeline & Storage Group, Inc.	Delaware
WHC, Ltd.	Hawaii
Williston Basin Interstate Pipeline Company	Delaware